UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 12, 2006

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer of Identification Number)

One Amgen Center Drive
Thousand Oaks, CA		91377-1799
(Address of principal executive offices)		(Zip code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2006, the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) of Amgen Inc. (the “Company”) approved the Third Amendment to the Amgen Retirement and Savings Plan (As Amended and Restated Effective as of January 1, 2006) (the “Plan”) by unanimous written consent. A description of the amendment follows below. The description of the amendment in this report is a summary of the amendment and is qualified in its entirety by the terms of the amendment.

Third Amendment to the Retirement and Savings Plan

The Third Amendment to the Plan memorializes the merger of the Retirement and Savings Plan of Amgen Fremont Inc. (the “Amgen Fremont 401(k)”) with and into the Plan.

The Company assumed sponsorship of the Amgen Fremont 401(k) effective upon the close of the acquisition of Abgenix, Inc. The Amgen Fremont 401(k) was frozen effective June 30, 2006, as the Amgen Fremont staff members became eligible to participate in the Plan effective July 1, 2006. After June 30, 2006, no new participants or contributions could be added to the Amgen Fremont 401(k).

The Third Amendment provides that (i) Plan and the Amgen Fremont 401(k) will merge effective October 2, 2006, (ii) the assets of the trust under the Amgen Fremont 401(k) shall be transferred to the trustee of the Plan as soon as administratively practicable after October 2, 2006, (iii) the Plan funds into which Amgen Fremont 401(k) account balances will be transferred, provides for the grandfathering of certain Amgen Fremont 401(k) loans, and (iv) generally provides that the benefits, rights and features of the Plan will apply to participants whose balances are transferred from the Amgen Fremont 401(k).

The form of this amendment is set forth with this report as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

10.1	Third Amendment to the Amgen Retirement and Savings Plan (As Amended and Restated Effective January 1, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: September 14, 2006	By:	/s/ Brian McNamee
	Name:	Brian McNamee
	Title:	Senior Vice President,
Human Resources

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Third Amendment to the Amgen Retirement and Savings Plan (As Amended and Restated Effective January 1, 2006)